Supply Agreement

                                 Between

                               @IPbell Inc.

                                    and

                       Science Dynamics Corporation












                        Dated February 11, 2000

   Supply Agreement Between @IPbell and Science Dynamics Corporation

                           TABLE OF CONTENTS

 1 SCOPE OF AGREEMENT                                            1
 2 PRICING                                                       3
 3 MOST FAVORED CUSTOMER                                         3
 4 DELIVERY AND FORECAST                                         3
 5 INVOICING AND TERMS OF PAYMENT                                4
 6 TAXES                                                         4
 7 TITLE AND RISK OF LOSS                                        5
 8 REPRESENTATIONS AND WARRANTIES                                5
 9 WARRANTY                                                      6
10 INDEMNITY                                                     6
11 TERMINATION                                                   7
12 FORCE MAJEURE                                                 8
13 CONFIDENTIALITY                                               8
14 RELATIONSHIP                                                 10
15 ENTIRE AGREEMENT                                             10
16 NOTICES                                                      10
17 FURTHER ACTION                                               11
18 NO PARTNERSHIP OR JOINT VENTURE                              11
19 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN
   COVENANTS AND AGREEMENTS                                     11
20 EXPENSES                                                     12
21 ASSIGNMENT                                                   12
22 AMENDMENT; WAIVER                                            12
23 ENTIRE AGREEMENT                                             13
24 SEVERABILITY                                                 13
25 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES         13
26 REMEDIES                                                     13
27 GOVERNING LAW                                                13
28 WAIVER OF JURY TRIAL                                         14
29 JURISDICTION; SERVICE OF PROCESS                             14
30 PREPARATION AND NEGOTIATION OF THIS AGREEMENT                15
31 HEADINGS                                                     15
32 EXHIBITS                                                     15
33 COUNTERPARTS                                                 15
34 DELIVERY VIA TELECOPIER                                      15

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SCHEDULE 1                                                      17
 WARRANTY AND MAINTENANCE.                                      17
SCHEDULE 2                                                      20
 EQUIPMENT COSTS                                                20
SCHEDULE 3                                                      22
 PRODUCT SPECIFICATION                                          23


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



                              SUPPLY AGREEMENT
                              ----------------


This Supply Agreement (the "Agreement") is made and entered into as of the latest date set forth in the signature section of this Agreement (the "Effective Date"),

BY AND BETWEEN:


SCIENCE DYNAMICS CORPORATION, a Delaware corporation having its principal place of business at 1919 Springdale Road, Cherry Hill, NJ 08003 (hereinafter referred to as "SCIDYN"), and @IPbell Inc., having its principal place of business at Suite 505, 1115 Main Street Fairfax, Virginia, 22030 (hereinafter referred to as "@IPbell").

1 SCOPE OF AGREEMENT
--------------------


WHEREAS:

(1) SCIDYN desires to sell to @IPbell and @IPbell desires to buy the Products (as set forth in Schedule 3 hereof) and related Services (as defined below) for the amount of $4,180,800 for use on the terms and conditions as set forth herein. @IPbell presently intends to purchase, directly or through a third party vendor, additional equipment amounting to approximately $13,000,000 from SCIDYN over the next twelve months;
(2) @IPbell wishes under this contract to procure the initial provisioning of its world-wide IP telephony and data network comprising the 'super-POPs' in Los Angeles, New York and London together with the test facility located at SCIDYN's New Jersey premises and 10 in-country 'POPs';
(3) @IPbell has indicated to SCIDYN its present understanding that this initial provisioning will require the purchase of up to 6,432 ports mounted in SCIDYN's Integrator C-2308 IP Telephony Gateway product in either the El or T1 configuration (the precise specifications to be notified to SCIDYN under a call-off procedure); and
(4) @IPbell has agreed with SCIDYN that such equipment is to be provided at a cost to @IPbell of $650.00 per port.

NOW THEREFORE the parties hereto agree as follows:


(A) SCIDYN shall supply @IPbell with IP telephony equipment in accordance with the Product Specification in Schedule 3.

(B) @IPbell hereby agrees to place an initial purchase order for 6432 ports worth at a value of $4,180,800. Such purchase order shall be placed within 10 working days of the signing of this agreement and shall include a call off schedule as set out in and in accordance with Clause 11 below.

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(C) It is agreed that SCIDYN will supply the Integrator C-2308 IP
    Telephony Gateways priced on a per port basis. Schedule 2 of this agreement sets out the specifications of the El and T1 gateways respectively. In the relevant call off schedule @IPbell will specify the product mix as between El and T1 requirements.

(D) The consulting and professional personnel provided by SCIDYN hereunder shall have appropriate technical and application skills to enable them to efficiently perform the services and their duties hereunder including, without limitation, the design, development, upgrades, delivery, testing, implementation, consultancy, training, maintenance and other services (collectively, the "Services").

(E) Other than as expressly provided hereunder, SCIDYN shall provide the Services under this Agreement at no additional cost to @IPbell upon delivery and payment of the Products pursuant to the terms of this Agreement, provided, however, that any new functionalities of the Products shall be mutually agreed upon by the parties hereto.

(F) It is agreed that within two (2) weeks following the Effective Date the parties hereto will enter into an agreement to specify the reasonable and customary extent and nature of the Services hereunder. Unless otherwise agreed in writing, the Services shall be performed during SCIDYN's normal business hours; provided that at all times SCIDYN shall provide to @IPbell and its equipment service providers a 24-hour, 7-day per week hotline technical assistance center, which center will be responsible to ensure that remote software configuration and hardware fault and isolation support is always available. SCIDYN shall select any suitable qualified person(s), which person(s) may include subcontractors, to perform the Services. SCIDYN shall be responsible for the performance of any subcontractors which it appoints.

(G) Scope of Project:

    (a) SCIDYN shall deliver the Products and provide the Services at @IPbell's site in accordance with the terms and conditions contained herein.

    (b) @IPbell acknowledges and agrees that SCIDYN's ability to provide the Products and the Services is dependent on the full and timely co-operation of @IPbell (which @IPbell agrees to provide) and third parties (which to the extent that @IPbell is responsible for such, @IPbell agrees to procure) as well as the accuracy and completeness of any information and data provided to SCIDYN by @IPbell.

    (c) If any delay arising out of or in connection with any dispute between the parties causes a delay by SCIDYN in providing the Products or the Services, then any target date and all subsequent target dates shall be extended accordingly by such time period which is reasonably necessary to enable SCIDYN to compensate for such delay. Further, SCIDYN shall use its reasonable endeavors to notify @IPbell as soon as reasonably practicable if it becomes clear that a target date is likely to be missed or any target date has been missed or delayed due to a failure by @IPbell to meet any obligation; provided, however, that, for the avoidance of doubt, such notification obligation shall not in any way be a condition of, or prejudice or otherwise affect, the extension of any time period in accordance with this provision.

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    (d) The parties hereto agree that acceptance tests shall be drafted so as to test substantial compliance of the Products with agreed criteria or specifications.

    (e) It is agreed that SCIDYN, with @IPbell's input, will provide @IPbell, on a timely basis, a development schedule based upon market developments as well as @IPbell's operational requirements. This schedule, developed in cooperation with @IPbell, will provide @IPbell with a commitment from SCIDYN concerning future product developments and enhancements.


2 PRICING
---------

Schedule 2 is hereby incorporated by reference into this Agreement.


3 MOST FAVORED CUSTOMER
-----------------------

SCIDYN shall treat @IPbell as its most favored customer. SCIDYN hereby represents and warrants that the representations, warranties, covenants, agreements, and indemnities contained herein are in all material respects comparable to, or more favorable to, @IPbell than the equivalent terms applicable to any existing customer of SCIDYN. If SCIDYN hereafter enters into any agreement or arrangement with any other Person, the equivalent terms and conditions of which are more favorable to such Person than the terms and conditions hereof, SCIDYN shall promptly notify @IPbell of such more favorable terms and conditions, and each such Person shall have the right unilaterally to amend this Agreement to incorporate such more favorable terms and conditions effective as of the date such terms and conditions became effective with respect to such other Person. @IPbell may from time to time require SCIDYN to certify in writing that it is in compliance with this section.

"Person" shall mean any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or other entity.


4 DELIVERY AND FORECASTS
------------------------

The Products will be delivered by SCIDYN within thirty (30) days of the placement of the order by @IPbell; provided that any order placed within thirty (30) days of the Effective Date will be delivered by SCIDYN within sixty (60) days of the placement of the order by @IPbell. In the event of an actual or an anticipated delay in the delivery as per the agreed forecast of equipment under this Agreement, SCIDYN will use its best efforts to eliminate or mitigate such delay.

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In order to facilitate SCIDYN's manufacturing and production capacity planning for its requirements, @IPbell will provide SCIDYN with good faith estimates of its equipment requirement for the immediately succeeding calendar quarter. Notwithstanding the delivery of the aforereferenced estimate, @IPbell shall have the right to deliver purchase orders to SCIDYN at any time and from time to time.


5 INVOICING AND TERMS OF PAYMENT
--------------------------------

Upon shipment SCIDYN will invoice @IPbell for the value of the goods shipped. The invoice for the outstanding value will be due net thirty
(30) days. All other non-equipment charges are to be paid in full thirty (30) days after receipt of invoice.

All payments under this Agreement shall be made in U.S. Dollars by check or wire transfer.

In respect of any invoiced amount which is outstanding for thirty (30) days, other than as a consequence of a bona fide dispute, SCIDYN shall, in addition to any other recourse available to it hereunder or at law, be entitled to withhold acceptance of any new purchase order or delivery of Products under previously accepted purchase orders.


6 TAXES
-------

The amounts set forth on Schedule 2 hereto do not include any taxes or duties. @IPbell shall either furnish SCIDYN with an appropriate exemption certificate applicable thereto.


7 TITLE AND RISK OF LOSS
------------------------

Title to all Products and risk of loss for Products sold to @IPbell hereunder shall pass to @IPbell upon completion of shipment of the Products F.O.B. SCIDYN's premises at Cherry Hill, NJ.


8 REPRESENTATIONS AND WARRANTIES
--------------------------------

SCIDYN hereby represents and warrants to @IPbell as follows:

(a) SCIDYN guarantees that the Products, as delivered, installed, and maintained (to the extent maintenance is provided by SCIDYN) comply with all applicable laws and regulations; provided that such representation and warranty will survive for only one year after each applicable Product (on a Product-by-Product basis) is installed;

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(b) SCIDYN is the owner of the Products and has the right
to sell the Products to @IPbell as contemplated by this Agreement without violating any rights of any third party, and there is currently no actual or threatened suit or legal proceeding by any third party based on an alleged violation of intellectual property rights by SCIDYN;

(c) the Products will conform, as to all substantial operational features, to SCIDYN's current published specifications when installed and will be free from any defects which substantially affect performance; provided that such representation and warranty will survive for only two (2) years after each applicable Product (on a Product-by-Product basis) is installed;

(d) the Products (and each component thereof) installed will conform to and perform in accordance with the functional and technical specifications therefore provided that such representation and warranty will survive for only one year after each applicable
Product (on a Product-by-Product basis) is installed;

(e) the Products shall not contain any defects and shall function properly and in conformity with the description, specifications and documentation set forth in this Agreement, including, without limitation, any specifications and other documentation to be delivered to @IPbell by SCIDYN for the performance of SCIDYN's obligations hereunder; provided that such representation and warranty will survive for only two (2) years after each applicable Product (on a Product-by-Product basis) is installed;

(f) the Products (and each component thereof) installed will properly interface with other hardware and software of @IPbell which SCIDYN knows or should reasonably know that the Products will be used in conjunction with without rendering any such hardware or software less functional in any material respect (1) without any error; (2) without the necessity of any human intervention or system modification; and (3) regardless of the particular date, year, century, or other chronological variable; provided that such representation and warranty will survive for only two (2) years after each applicable Product (on a Product-by-Product basis) is installed;

(g) SCIDYN has full power and authority and the sole and exclusive right to grant the rights (including all intellectual property rights) granted under this Agreement; and

(h) neither the Products nor any component thereof do or will, and neither SCIDYN's nor @IPbell's use of the Products or any component thereof will, infringe any intellectual property right of any Person.


9 WARRANTY
----------

(a) SCIDYN shall perform the Services contemplated by this Agreement in a professional, workmanlike and timely manner and in accordance with generally accepted commercial practices in the IT industry. SCIDYN shall ensure that the personnel who are carrying out the work are suitably trained, qualified and skilled and perform their duties with all reasonable skill and care.

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

(b) @IPbell acknowledges that SCIDYN shall not be responsible for any failure to provide Services if such failure is the result, either directly or indirectly, of the inability of any products in @IPbell's computer environment to process, provide or receive date data (i.e., representations for day, month and year) and to properly exchange date data with any products supplied by SCIDYN in accordance with this Agreement.

(c) All warranties given by SCIDYN hereunder do not apply to defects resulting from unauthorized, improper or inadequate maintenance or calibration by @IPbell or any third party; hardware, software, interfacing or supplies not supplied by SCIDYN; unauthorized modification or improper use of the Products (or any part thereof) by @IPbell; operation outside of published environmental specifications: improper site preparation or maintenance of the Products (or any part thereof) by @IPbell or any third party; or use by @IPbell of any third party products.

(d) SCIDYN's warranty and advanced replacement program are outlined in Schedule 1 and incorporated herein by reference.


10 INDEMNITY
------------

(a) Each party shall indemnify and hold harmless the other party, each affiliate of such other party, each successor and permitted assign of each such person and each representative of each of the foregoing against any Losses suffered or incurred by them in any Action (whether brought or otherwise initiated by any of them) arising out of or relating to the breach or alleged breach by the other party of any representation, warranty, covenant or other provision of this Agreement. In addition, SCIDYN shall indemnify and hold harmless @IPbell, each of its Affiliates (as defined below), each successor and permitted assign of each such person and each representative of each of the foregoing arising out of or relating to any claim that @IPbell's use or possession of the Products (or any constituent part thereof) infringes or violates the copyright, trade secret, patent or other proprietary right of any third party. In no event shall @IPbell settle any such action without SCIDYN's prior written approval.

If, as a result of any claim of infringement against any copyright, trade secret, patent or other property right, @IPbell is enjoined from using the Products (or any material portion thereof), SCIDYN shall use its best efforts to procure the right for @IPbell to continue to use the Products, or replace or modify the Products so as to make it non-infringing.

(b) Notwithstanding anything to the contrary contained herein, neither party hereto nor any of its Affiliates shall be liable to the other party hereto under or in connection with this Agreement for any consequential, incidental, indirect, punitive, exemplary, remote, speculative, or special damages of any kind, nature, or description whatsoever, whether or not such party has been advised of the possibility of such damages.

"Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding, notice of violation or investigation by or before any Governmental Authority.

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

"Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, or as trustee, personal representative, or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative, or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

"Governmental Authority' shall mean any national, federal, state, municipal, local, or other government, governmental, regulatory, or administrative authority, agency, or commission, or any court, tribunal, or judicial or arbitral body.

"Law" shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

"Losses" shall mean, with respect to any specified Person, all liabilities, losses, damages, claims, costs, expenses, amounts paid in settlement, interest, awards, judgments, penalties, or fines of any kind, nature, or description whatsoever (including, without limitation, all reasonable fees and disbursements of counsel, accountants, experts, and consultants) suffered, incurred, or sustained by such Person or to which such Person becomes subject (including, without limitation, in connection with any Action brought or otherwise initiated by or on behalf of such Person), resulting from, arising out of, or relating to any specified facts or circumstances.


11 TERMINATION
--------------

(a) This Agreement shall terminate on the earlier to occur of (i) thirty (30) days after any notice of termination shall have been delivered, in the event that the breach upon which such notice of termination shall have been based shall not have been cured prior to such date, and (ii) the expiration of the term of this Agreement on the second anniversary of the Effective Date.

(b) Either party hereto may terminate this Agreement by delivery of written notice of termination to the other party in the event that: (i) any representation or warranty of the other party contained in this Agreement shall not be true, complete and correct in all material respects on any date of determination; (ii) the other party shall not have complied in all material respects with each covenant or agreement contained in this Agreement to be complied with by it; or (iii) the other party shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by the other party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization.

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12 FORCE MAJEURE
----------------

(a) Neither party shall be liable for any failure to perform or any delay in performance of its obligations hereunder caused by circumstances beyond its reasonable control, including but not limited to fire, storm, flood, earthquake, explosion, accident, acts of the public enemy, war, rebellion, third party disputes, sabotage, epidemic, quarantine restrictions, transportation embargoes, acts of God, acts of any government or any agency thereof, judicial action and other like external circumstances. In the case of either party such cause will only be considered Force Majeure if it is not attributable to the willful act, neglect or failure to take reasonable precautions of such party, its servants, agents, employees or subcontractors.

(b) If either of the parties shall become aware of the circumstances of Force
Majeure which give rise to or which are likely to give rise to any failure or delay on its part, it shall promptly notify the other and shall inform the other of the period which it is estimated that such failure or delay shall continue. In the event of such a delay, delivery dates shall be appropriately adjusted. Upon such failure to perform or delay in performance exceeding one (1) month, either party may cancel this Agreement forthwith without penalty by giving written notice of termination to the other party.


13 CONFIDENTIALITY
------------------

(a) The Receiving Party shall, and shall cause each of its representatives to, hold in strict confidence all Confidential Information of the Disclosing Party, and the Receiving Party shall not disclose any Confidential Information to any of its Representatives except to the extent the Receiving Party reasonably determines is necessary or desirable in connection with the consummation of the transactions and the performance of the obligations contemplated hereby. Except as provided in the immediately preceding sentence, the Receiving Party shall not, and shall cause its Representatives not to, directly or indirectly, copy, reproduce, use, publish, disseminate, misuse, misappropriate, sell, assign, or otherwise transfer or disclose to any Person any Confidential Information of the Disclosing Party. Notwithstanding the foregoing: (i) @IPbell may disclose to any Person engaged by @IPbell to support, maintain, or enhance the Products or any equipment with which the Products are being used such information relating to the Products as is reasonably required in connection with the performance of such support, maintenance, or enhancement services; and (ii) the Receiving Party may disclose to prospective acquirers, strategic partners, and joint venturers such information relating to the existence, terms, and conditions hereof as is reasonably required in connection with any prospective acquisition of such party by any other Person or any prospective strategic alliance or joint venture between such party and any other Person.

(b) In the event that the Receiving Party or any of its Representatives is requested pursuant to, or becomes compelled by, any applicable law to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall provide the Disclosing

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Party with prompt written notice thereof so that the Disclosing Party may seek a protective order or other appropriate remedy or, in the Disclosing Party's sole discretion, waive compliance with the terms hereof. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms hereof, the Person requested or compelled to disclose Confidential Information of the Disclosing Party shall furnish only that portion of such Confidential Information which it is advised in writing by counsel is legally required, and shall cooperate with the Disclosing Party in its efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

"Receiving Party" means any party hereto which receives hereunder or in connection with the transaction contemplated hereby any Confidential Information of any other party hereto.

"Disclosing Party" means any party hereto which discloses hereunder or in connection with the transaction contemplated hereby any of its Confidential Information to any other party hereto.

"Confidential Information" means, with respect to any Disclosing
Party: (a) all information relating to the authorization, preparation, negotiation, execution, delivery, administration, and performance of this Agreement, including, without limitation, the terms, conditions, and existence hereof; and (b) all information, whether communicated orally or in writing, or by electronic or magnetic media, visual observation, or other means which is confidential or proprietary information of the Disclosing Party; and all notes, analyses, compilations, studies, interpretations, or other documents which contain, reflect, or are based upon, in whole or in part, any such confidential or proprietary information; provided, however, that Confidential Information shall not include information which: (c) is or becomes generally available or known to the public, other than as a result of any disclosure by the Receiving Party or any of its representatives in violation hereof; (d) is or becomes available to the Receiving Party on a nonconfidential basis from any source other than the Disclosing Party or any of its representatives, other than any such source that the Receiving Party or any of its Representatives knows or should know is prohibited by a legal, contractual, or fiduciary obligation to the Disclosing Party from disclosing such information; or (e) is independently developed by the Receiving Party.


14 RELATIONSHIP
---------------

This is an agreement between separate entities and neither is the agent of the other for any purpose whatsoever. @IPbell and SCIDYN are independent contractors and neither has any power nor will it represent itself as having any power to in any way bind or obligate the other or to assume or create any expressed or implied obligation or responsibility on behalf of the other or in the other's name, and neither party shall have authority to represent itself as an agent of the other. This Agreement shall not be construed as constituting a partnership or any other form of legal association, which would impose liability upon one party for the act or failure to act of the other.


15 ENTIRE AGREEMENT
-------------------

This Agreement and its Schedules constitute the entire agreement

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between the parties with respect to the subject matter set forth and supersedes any and all prior agreements between the parties either oral or written. Unless specifically otherwise provided for herein, this Agreement may not be amended, waived or extended, in whole or in part, except by a writing signed by both parties hereto.


16 NOTICES
----------

All notices, requests, and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered by fax, express delivery, in person, or mailed to any such party at the address of such party set forth below. Any party may, by notice hereunder to the other party, designate a changed address for such party. Any notice, if faxed, shall be deemed received upon confirmation of the receipt thereof; if sent by express delivery, shall be deemed received upon delivery as set forth on the express delivery receipt; if personally delivered, shall be deemed received upon delivery; and if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received the fifth business day thereafter, or when it is actually received, whichever is sooner. Attempted delivery, in person or by express delivery at the correct address, shall be deemed received on the date of such attempted delivery. All references to hours of the day shall mean the official time in effect on the date in question in the State of New Jersey.

If to SCIDYN:

SCIENCE DYNAMICS CORPORATION
1919 Springdale Road
Cherry Hill, NJ 08003
Attention: Joy C. Hartman, CEO
Telephone: (856) 424-0068
Facsimile: (856) 751-7361


If to @IPbell:

@IPbell Holdings, Inc.
c/o Dechert Price & Rhoads
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention: Gary L. Green, Esq.
Telephone: (215) 994-2656
Facsimile: (215) 994-2222


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17 FURTHER ACTION
-----------------

Except as specifically set forth herein, each party hereto shall, promptly after any request therefore by the other party hereto and at the requesting party's sole cost and expense, take or cause to be taken all actions, do or cause to be done all things, and execute and deliver or cause to be executed and delivered all documents, instruments, certificates, further assurances, or other papers, which the requesting party may reasonably deem necessary, appropriate, or desirable in connection with this Agreement and the consummation of the transactions contemplated hereby.


18 NO PARTNERSHIP OR JOINT VENTURE
----------------------------------

Nothing in this Agreement is intended or shall be construed to constitute or establish any agency, joint venture, partnership, or fiduciary relationship of any kind, nature, or description whatsoever between the parties, and neither party hereto shall have the right or authority to act for or on behalf of the other party.


19 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS
-------------------------------------------------------------------
AND AGREEMENTS
--------------

Notwithstanding anything to the contrary contained herein, each party's representations and warranties contained herein, and all statements contained in any document delivered by such party under this Agreement or in connection herewith, and the covenants and agreements contained in Sections 8, 9, 10, 13 and 15-34 shall survive the termination or expiration hereof. Neither the period of survival nor the liability of either party with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of such party. If either party hereto gives the other party written notice of a claim prior to the expiration of the applicable representation or warranty, then the relevant representation or warranty, as the ease may be, shall survive as to such claim until such claim has been finally resolved.


20 EXPENSES
-----------

Except as otherwise provided herein, each party hereto shall pay its own costs and expenses, including, without limitation, all fees and disbursements of counsel to such party and its Affiliates, incurred by or on behalf of such party in connection with the preparation, negotiation, execution, and delivery of this Agreement.


21 ASSIGNMENT
-------------
SCIDYN and @IPbell shall not assign their rights or interests or delegate their obligations under this Agreement without the express written consent of the other party (which consent may be granted or withheld in such party's sole discretion; provided, however, that (a) @IPbell may freely assign its rights and delegate its obligations under this Agreement to (i) any affiliated Person, in which case @IPbell shall not be relieved from its obligations hereunder, and (ii) any Person acquiring all or substantially all of @IPbell's assets; and
(b) SCIDYN may freely assign its rights

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

and delegate its obligations under this Agreement to any Person acquiring all or substantially all of SCIDYN's assets.


22 AMENDMENT; WAIVER
--------------------

No amendment or restatement hereof or supplement or other modification hereto shall be valid or effective unless such amendment, restatement, supplement, or other modification is in writing, expressly refers hereto, and is signed by each party hereto. No consent to, or waiver, discharge, or release of, any term or provision or breach hereof shall be valid or effective unless such consent, waiver, discharge, or release is in writing, expressly refers hereto, and is signed by the party to be bound thereby, and no such consent, waiver, discharge, or release shall constitute a consent, waiver, discharge, or release of any other term or provision hereof or any subsequent breach hereof, whether or not similar in nature, or a subsequent consent, waiver, discharge, or release of the same term, provision, or breach hereof. No failure to exercise or delay in exercising any right, power, or remedy hereunder by either party hereto, including any failure to insist in any instance upon strict, complete, or timely performance or observance by the other party hereto of any term or provision hereof or obligation hereunder, shall constitute a consent, waiver, discharge, or release of any such right, power, or remedy, and no single or partial exercise of any right, power, or remedy by either party hereto shall preclude any other or further exercise of any such right, power, or remedy.


23 ENTIRE AGREEMENT
-------------------

This Agreement, including all annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and courses of conduct and dealing between the parties hereto, with respect to the subject matter hereof.


24 SEVERABILITY
---------------

If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable, in whole or in part, by reason of any applicable law or public policy now or hereafter existing, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by applicable law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

25 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES
-------------------------------------------------------

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, whether express or implied, is intended to or shall confer upon any other Person any legal or equitable right, power, or remedy of any kind, nature, or description whatsoever under or by reason hereof; provided, however, that the terms and provisions hereof relating to indemnification of any Indemnitee not a party hereto shall inure to the benefit of such Indemnitee.


26 REMEDIES
-----------

All rights, powers, and remedies hereunder of each party hereto shall, to the fullest extent permitted by law, be cumulative and not alternative, and in addition to all other rights, powers, and remedies of such party, whether specifically granted hereunder or otherwise existing under any applicable law, and may be exercised from time to time and as often and in such order as such party may deem necessary, appropriate, or desirable, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy.


27 GOVERNING LAW
----------------

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.


28 WAIVER OF JURY TRIAL
-----------------------

Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby.


29 JURISDICTION; SERVICE OF PROCESS
-----------------------------------

Each party hereto hereby unconditionally and irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Designated Courts, over any Designated Action. All claims with respect to any Designated Action shall be heard and determined in a Designated Court. Neither party hereto shall commence any Designated Action except in a Designated Court. Neither party hereto shall, and each party hereto hereby waives any right it may have to: plead or make any objection to the venue of any Designated Court; plead or make any claim that any Designated Action brought in any Designated Court has been brought in an improper or otherwise inconvenient forum; plead or make any claim that any Designated Court lacks personal jurisdiction over it; or seek any punitive damages in any Designated Action. Any final Governmental Order in any Designated Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The summons and complaint or any other process in any Designated Action may be served by mailing to any of the addresses set forth herein or by hand delivery to a person of suitable age and discretion at any such address, and that any such service shall be deemed to be complete three (3) Business Days following the date such process is so mailed or upon receipt by such addressee when delivered in person and to have the same force and effect as personal service within the State of New York.

"Business Days" shall mean any day except a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

"Designated Action" shall mean any Action based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby, or for the recognition or enforcement of any judgment resulting from any such Action.

"Designated Court" shall mean any court of the State of New York and any federal court of the United States of America, in either case, sitting in the City and County of New York, and any appellate court therefrom.

"Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.


30 PREPARATION AND NEGOTIATION OF THIS AGREEMENT
------------------------------------------------

Each party hereto has participated equally in the preparation and negotiation of this Agreement, including all annexes, appendices, exhibits, and schedules hereto, and each party hereto hereby unconditionally and irrevocably waives to the fullest extent permitted by law any rule of interpretation or construction requiring that this Agreement, including any annex, appendix, exhibit, or schedule hereto; be interpreted or construed against the drafting party.


31 HEADINGS
-----------

The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning, construction, or interpretation of any term or provision hereof.


32 EXHIBITS
-----------

Each annex, appendix, exhibit, and schedule hereto is hereby incorporated herein by reference in its entirety.


33 COUNTERPARTS
---------------

This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement with the same effect as if such signatures were upon the same instrument.

34 DELIVERY VIA TELECOPIER
--------------------------

Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which shall become effective on the latest date set forth below.


SCIENCE DYNAMICS CORPORATION

SIGNATURE: /s/ Joy C. Hartman
           ---------------------
NAME:      Joy C. Hartman
POSITION:  President
Date:      2/11/00


@IPbell


SIGNATURE: /s/ Graham Butler
           ---------------------
NAME:      Graham Butler
POSITION:  Director
Date:      2/11/00

                                  Schedule 1
                                  ----------

                            WARRANTY AND MAINTENANCE


Science Dynamics Corporation (SCIDYN) warrants to its customers that its hardware and software shall be free from defects in design, material and workmanship for a period of one year from date of shipment. During this period, SCIDYN will furnish software maintenance at no charge for those items that directly effect system operation (as defined by the System's User Documentation) and/or reliability. All SCIDYN's products are serialized and the ship date can be determined by the serial number.

Products sold as part of SCIDYN's system, but manufactured by others such as, but not limited to, tape drives, printers, and PC's, carry the full SCIDYN warranty.

Customers (Telephone Company or end user) must return directly to SCIDYN, at the customer s risk and expense, any SCIDYN product that has failed in normal service during said warranty period(s). The failed product will be repaired or replaced, at the option of SCIDYN, and returned to the customer at the risk and expense of SCIDYN. The satisfactory correction of defects by repair or replacement shall constitute the fulfillment of all obligations of SCIDYN with respect to the product's warranty.

If the customer is experiencing an outage due to an item, and a customer support representative indicates that an item is required, SCIDYN will ship to the Customer that item within 24hrs of the service call during a normal working week. Should a unit be found to be DOA (Dead on Arrival) SCIDYN will incur the cost of shipping the DOA unit back to SCDYN's premises. The faulty item must be returned to SCIDYN within fifteen (15) working days, or the customer will be billed in full for the item shipped. If customer is billed for an item due to the lack of return, that item becomes the possession of the customer and will require a RA number for SCIDYN for repairs.


WARRANTY EXCLUSIONS
-------------------

SCIDYN shall have no obligation to honor warranty for any of the following occurrences:
- Installation of customer initiated software unrelated to SCIDYN software
- Alterations, modifications and/or repairs contrary to SCIDYN instructions
- Lack of general maintenance [filter cleaning, etc], other than maintenance to be provided by SCIDYN
- Damage resulting from abuse and/or misuse
- Failure or surge due to electrical power
- Failure due to environmental conditions [climate control]
- Failure due to Force Majeure

SCIDYN HEREBY DISCLAIMS ALL OTHER WARRANTIES EXPRESSED OR
IMPLIED FOR OUR PRODUCTS INCLUDING, BUT NOT LIMITED TO, THE
WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE.


REPAIRS GENERAL INFORMATION
---------------------------

SCIDYN provides full product support for warranty repair. SCIDYN's Field Service Department provides prompt analysis and repair of subassemblies returned by the customer.

SCIDYN's repair turnaround objective is five working days in-house, excluding OEM materials that must be repaired by the original manufacture.

RETURN AUTHORIZATION

A Return Authorization (RA) number must accompany all units returned to SCIDYN for repair. This number may be obtained by telephone from SCIDYN's TAC (Technical Assistance Center) or Help Desk Department, both of which warrant to be readily available and accessible via a hotline 24 hours per day, 7 days per week. This number should be used for all paperwork or telephone transactions between the customer and SCIDYN. It should also be included with the returned unit and clearly marked on the outside of the shipping container. All repair and return components are handled in the following manner:

1. Customer telephones SCIDYN's TAC or Help Desk.
2. SCIDYN's representative will provide the customer with an RA number.
3. The customer will provide the failed component's serial number, contact, phone number, and the return address for the repaired component.

A description of the type of failure or trouble symptoms exhibited should also accompany the unit in order to assist SCIDYN in expediting the repair.
SCIDYN's repair turnaround objective is five working days in-house, excluding OEM materials that must be repaired by the original manufacture.

WARRANTY REPAIR

In-warranty components are repaired at no charge to the customer.
Shipping and insurance costs to SCIDYN for in-warranty components are borne by the customer and are prepaid by SCIDYN upon return shipment.

Repair items within warranty will be covered by the original warranty (one year from date of ship).

NON- WARRANTY REPAIR [including warranty exclusions]

Post-warranty repair costs are one fourth of the component's list price, with a minimum repair charge of $300. These charges apply even if no failure or damage is found. Shipping and insurance costs to and from SCIDYN for post-warranty components are borne by the customer. Out of warranty items will carry a 90 day warranty from date of repair.

UNAUTHORIZED REPAIRS

Material returned to SCIDYN for repair will be held at the receiving area if received without:
- RA Number
- purchase order number [if required]
- return delivery address
- billing address


EMERGENCY REPLACEMENTS FOR NON WARRANTY PRODUCTS
Science Dynamics does not provide advance replacements for its equipment on non-warranty systems.

Emergency shipment constitutes material that is requested to be shipped before the normal 60 day Sales Order delivery. The Customer must provide to SCIDYN a purchase order before the material is shipped. There is a standard $50.00 handling charge for an emergency replacement and the customer will be billed for the component at the list price, plus shipping. A purchase order number and a billing address must be received before an emergency shipment can be processed.

                              SCHEDULE 2
                              ----------
                           Equipment Costs


            C-2308 IP Telephony El Single Chassis Gateway
190214-1    Base System, including CPU, chassis, modem,               1
            Windows NT 4.0, PC Anywhere
   80311    TX-3210                                                   1
   80475    Dual T1 Telephony Card
   80477    Dual E1 Telephony Card                                    2
 8852-01    H.323 Runtime Licence (per port)                        120
 8853-01    G.723.1 Vocoder (per port)                              120
            IVR Software Licence (per port)                         120
            Belle Billing Interface (per chassis)                     1
            SCIDYN BubbleLink IP Telephony GW Software
            Licence (per port)                                      120
                                                    Price:   $78,000.00


            C-2308 IP Telephony T1 Single Chassis Gateway
190214-1    Base System, including CPU, chassis, modem,
            Windows NT 4.0, PC Anywhere                               1
   80311    TX-3210                                                   1
   80475    Dual T1 Telephony Card                                    2
   30477    Dual El Telephony Card
 8852-01    H.323 Runtime Licence (per port)                         96
 8853-01    G.723.1 Vocoder (per port)                               96
            IVR Software Licence (per port)                          96
            Belle Billing Interface (per chassis)                     1
            SCIDYN BubbleLink IP Telephony GW Software
            Licence (per port)                                       96
                                                      Price: $62,400.00

190215-1    Rack Adapter assembly with QuickConnect(R)
            For the adaptation of two chassis to one shelf.
            Needs to be ordered with first pair of chassis

            Upgrade Kit

   80475    Dual T1 Telephony Card                                    2
   80311    TX-3210                                                   1
            Related Software                                          1

                                                      Price: $62,400.00

   80447    Dual El Telephony Card                                    2
   80311    TX-3210                                                   1
            Related Software                                          1
                                                       Price $78,000.00

            Note: A node will consist of two chassis with an initial port capacity of either 192 or 240 ports

            Orders will be placed on a per node basis
            All orders must include:
            IP Address for each node
            ISDN Routing Instructions
            GateKeeper Lite Instructions
            This information is not necessary for Upgrade Kits
            Upgrade kits will include all relevant software as specified in base chassis

System Training
---------------

@IPbell Test Center
Training shall be included at no charge to @IPbell employees or @IPbell's business partners limited to the following -Cisco, Hewlett Packard, Oracle, Belle, Open Systems, Iceland Telecom and Simplified Telesys for a 12 month duration commencing with the signing of this contract.

All other @IPbell affiliates shall be charged at the following rates:

Administration Training
@IPbell related business partners 4 per quarter Free of Charge
SCIDYN will charge $1000 per trainee for a Three-day residential course in our classroom facilities at SCIDYN offices New Jersey. Cost covers course only and excludes all other expenses.

Engineering Training
@IPbell related business partners 4 per quarter Free of Charge
SCIDYN will charge $1500 per trainee for a Five-day residential course in our class room facilities at SCIDYN offices New Jersey. Cost covers course only and excludes all other expenses.

Extended Software Warranty
--------------------------

Provides access to software upgrades, does not include functional upgrades where hardware changes may be involved. Price is based upon amount of ports and charged as an annual fee (Subject to annual review). Charge $10 per port per annum commencing one year from receipt of equipment by @IPbell.

                              SCHEDULE 3
                              ----------

                        PRODUCT SPECIFICATION

                         IntegratorC-2300TM

C-2308 Basic Configuration (T1)     48 Ports expandable to 192 per chassis
C-2308 Basic Configuration (El)     60 Ports expandable to 240 per chassis



System Specification
--------------------

Size:                  C2308 - 8.75" (22cm) Width x 8.75(22cm) Height
                       Rack-mount Chassis with CPU & PSU


                       With Crystal QuickConnect(R) cable management system

Power:                 95 to 135V AC or 180 to 270V AC
                       300 Watts Maximum

Temperature:           10 to +4O.C

Humidity:              10 to 90% non-condensing

Altitude:              10,000ft (3050 M)

Compression algorithm: G723


Interfaces
----------

Telephony ports:  DSX-1 (T1) and CEPT G.703 (El) interfacing with
                  D3/D4 (T1) and CAS (El) Framing

                  Pulse, DTMF and MF dialing and detection

                  DID, OGT, E&M & MFC/R1/R2 protocols

                  World-wide approvals (list of countries available on request)


LAN Interfaces:   Standard 10BaseT

Other Interfaces: Dial-in Modem for remote support & software upgrades

Software
--------

  System:         Bubble-LinkTM Software Architecture
                  Chassis Inter-connect Bubble-LinkTM Software
                  Belle Systems Real Time Interface
                  Call Detail Record Output

  Voice:          MSGSM & G.723.1 Voice Compression Algorithms
                  (13.4Kbps & 6.4Kbps)
                  Echo Cancellation
                  Silence Suppression
                  Background Regeneration
                  Gain Control
  Fax:            Real Time
                  Store and Forward


Additional Optional Features
----------------------------

New Compression Algorithms

New Compression Algorithms are becoming available and can be provided as an upgrade at a customer's request. Cost available on request.


Additional Voice Prompts

Provides multi lingual voice prompts for automated operator collect toll services. Cost available on request.


SS7 Interface

This provides standard interface to the public network carriers using standard messaging protocols such as Q931. Analog Interfaces. Cost available on request.


Analog Interfaces

Provides standard US analogue interface ports to standard POTS telephones on terminating units. Cost available on request.